Exhibit 99.1

QTS REPORTS THIRD QUARTER 2018 OPERATING RESULTS

OVERLAND PARK, Kan. – October 29, 2018 – QTS Realty Trust, Inc. (“QTS” or the “Company”) (NYSE: QTS) today announced operating results for the third quarter ended September 30, 2018.  In conjunction with its strategic growth plan announced in the first quarter of 2018, QTS is realigning its product offerings around Hyperscale and Hybrid Colocation, while exiting certain of its Cloud and Managed Services offerings, as well as colocation revenue attached to certain customers in the Cloud and Managed Services business that we expect will not remain with QTS post transition (collectively “Non-Core” operations). QTS has realigned information included in this release to focus its guidance and key performance metrics around its core business, which primarily consists of its Hyperscale and Hybrid Colocation businesses, along with technology and services from its Cloud and Managed Services business that support Hyperscale and Hybrid Colocation customers (collectively, the “Core” business), which together will be the Company’s primary business following the completion of the strategic growth plan expected to be completed by the end of 2018. For informational purposes, QTS has excluded its estimated Non-Core business from certain financial and operating statistics below.

Third Quarter Highlights

•

Reported consolidated net loss of $6.9 million for the quarter ended September 30, 2018, a decrease compared to net income of $7.4 million for the same period of 2017. The decrease in net income is primarily a result of $13.7 million of one-time Non-Core restructuring expenses incurred for the quarter ended September 30, 2018 associated with the Company’s strategic growth plan. Net loss per basic and diluted share for the third quarter of 2018 was $0.25, compared to net income per basic and diluted share of $0.13 for the third quarter of 2017.

•

Reported consolidated FFO available to common shareholders and OP unit holders of $20.6 million for the quarter ended September 30, 2018, a decrease of 46.6% compared to FFO of $38.6 million for the same period in 2017. FFO for the quarter ended September 30, 2018 on a fully diluted per share basis was $0.35 per share, a decrease of 48.5% compared to FFO per fully diluted share of $0.68 for the same period of 2017.  Decreases in FFO and FFO per fully diluted share were primarily related to the one-time Non-Core restructuring expenses noted above.

•

Reported Core Operating FFO available to common shareholders and OP unit holders of $35.5 million for the quarter ended September 30, 2018, compared to Core Operating FFO of $35.3 million for the quarter ended September 30, 2017.  Core Operating FFO for the quarter ended September 30, 2018 on a fully diluted per share basis was $0.61 per share, a decrease of 1.6% compared to Core Operating FFO per fully diluted share of $0.62 in the same period of 2017.

•	Reported Core Adjusted EBITDA of $55.0 million for the quarter ended September 30, 2018, an increase of 19.8% compared to the same period in 2017.

•	Reported Core NOI of $68.8 million for the quarter ended September 30, 2018, an increase of 17.2% compared to the same period in 2017.

•	Recognized total Core revenues of $107.5 million for the quarter ended September 30, 2018, an increase of 14.1% compared to the same period in 2017.

•

Signed new and modified renewal Core leases during the third quarter of 2018 aggregating to $18.1 million of Core incremental annualized rent, net of downgrades, which increased the annualized Core booked-not-billed monthly recurring revenue (“MRR”) balance to $59.0 million as of September 30, 2018 compared to $51.3 million as of June 30, 2018.

“Earlier this year, we laid out multiple strategic initiatives that we had high confidence would drive an acceleration in our business performance. As you can see in our third quarter results, QTS has delivered on those initiatives with strong execution,” said Chad Williams, Chairman and CEO - QTS. “Through a balanced focus on our hyperscale and hybrid colocation growth engines, QTS is well-positioned with a strong foundation to deliver consistent long-term value.”

1 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Financial Results

Net loss recognized in the third quarter of 2018 was $6.9 million  ($0.25 per basic and diluted share), compared to net income of $7.4 million  ($0.13 per basic and diluted share) recognized in the third quarter of 2017.  The Company incurred $13.7 million of restructuring expenses in the third quarter of 2018 associated with the exit of certain of its Cloud and Managed Services offerings, of which $1.5 million related to severance expenses, $0.7 million related to equity-based compensation and professional fees, and $11.5 million related to product and other expenses (primarily related to impairment write-downs of depreciated property as well as losses incurred on the sale of equipment). The Company also incurred $0.9 million of transaction, integration and impairment costs in the third quarter of 2018, compared to transaction, integration, and impairment costs of $1.1 million in the third quarter of 2017. During the third quarter of 2018, the Company recognized $1.0 million of income tax benefit compared to $2.5 million of income tax benefit recognized in the third quarter of 2017.

QTS generated total consolidated revenues of $112.2 million in the third quarter of 2018, a decrease of 1.4% compared to $113.8 million in the third quarter of 2017. Consolidated MRR as of September 30, 2018 was $30.7 million compared to consolidated MRR as of September 30, 2017 of $31.6 million. QTS generated total Core revenues of $107.5 million in the third quarter of 2018, an increase of 14.1% compared to $94.2 million in the third quarter of 2017. Core MRR as of September 30, 2018 was $30.1 million compared to Core MRR as of September 30, 2017 of $26.6 million.

QTS generated Core Operating FFO of $35.5 million in the third quarter of 2018  (which includes tax benefit of approximately $0.4 million) a decrease of approximately 0.6% compared to Core Operating FFO of $35.3 million in the third quarter of 2017 (which included tax benefit of approximately $2.5 million). Core Operating FFO per fully diluted share was $0.61 in the third quarter of 2018, a decrease of 1.6% compared to Core Operating FFO per fully diluted share of $0.62 in the third quarter of 2017. Excluding the effects of the Company’s non-cash deferred tax benefit, Core Operating FFO was $0.60 per fully diluted share in the third quarter of 2018, an increase of 3.4% compared to $0.58 per fully diluted share in the third quarter of 2017.

Additionally, QTS generated $55.0 million of Core Adjusted EBITDA in the third quarter of 2018, an increase of 19.8% compared to $45.9 million for the third quarter of 2017.

Leasing Activity

During the quarter ended September 30, 2018, QTS entered into new and modified Core leases aggregating to $24.3 million of annualized rent which includes revenue from new leases plus revenue from modified renewals. Removing non-incremental annualized MRR from modified renewals and deducting downgrades during the period resulted in $18.1 million in Core incremental annualized rent for the quarter ended September 30, 2018, which is higher than the prior four quarter average and representative of the expanding pipeline of opportunity in the market. The Company’s Core incremental annualized rent for the third quarter reflects a mix of customers and locations across different markets and strength in the Hyperscale product offering. Pricing on new and modified leases signed during the third quarter was higher than the prior four quarter average, primarily driven by additional power sales to existing Hyperscale tenants as well as favorable pricing on Hybrid Colocation deals.

During the quarter ended September 30, 2018,  QTS renewed Core leases with total annualized rent of $11.3 million at an average rent per square foot of $717, which was 2.1% higher than the annualized Core rent prior to their respective renewals. There is variability in the Company’s renewal rates based on the mix of product types renewed, and renewal rates are generally expected to increase in the low to mid-single digits as compared to pre-renewal pricing. Core  Rental Churn (which the Company defines as Core MRR lost in the period to a customer intending to fully exit the QTS platform in the near term compared to total Core MRR at the beginning of the period) was 1.1% for the three months ended September 30, 2018, and 3.0% for the nine months ended September 30, 2018.

During the quarter ended September 30, 2018, QTS commenced Core customer leases (which includes new Core customers and also existing Core customers that renewed their lease term) representing approximately $28.8 million of annualized rent at $512 per square foot.

As of September 30, 2018, the Core booked-not-billed MRR balance (which represents Core customer leases that have been executed, but for which lease payments have not commenced as of September 30, 2018) was approximately $4.9 million, or $59.0 million of annualized Core rent, an increase of approximately 15% compared to $4.3 million, or $51.3 million of annualized Core rent at June 30, 2018. The Core booked-not-billed balance is expected to contribute an incremental $1.7 million to revenue in 2018 (representing $10.3 million in annualized Core revenues), an incremental $21.9 million in 2019 (representing $31.6 million in annualized Core revenues), and an incremental $17.0 million in annualized Core revenues thereafter.

2 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Development, Redevelopment, and Acquisitions

During the third quarter of 2018, the Company brought online approximately four megawatts of gross power and approximately 26,000 net rentable square feet (“NRSF”) of raised floor and customer specific capital at its Atlanta-Metro, Chicago and Piscataway facilities at an aggregate cost of approximately $31 million. In addition, during the third quarter of 2018, the Company’s significant development activity continued at the Irving, Ashburn, Piscataway and Fort Worth facilities to have space ready for customers in 2018 and forward. The Company expects to bring an additional 27,000 raised floor NRSF into service in 2018 at an aggregate cost of approximately $59 million.

In October 2018, the Company completed an acquisition of 55 acres of land in Atlanta,  Georgia adjacent to its existing Atlanta-Metro mega data center. The strategic site provides QTS the opportunity to extend its leadership position in Atlanta by expanding its Atlanta-Metro campus by at least an additional 150 megawatts.

GDT Transition Update

Following its strategic growth plan announced in first quarter of 2018, QTS has realigned its product offerings around Hyperscale and Hybrid Colocation, while exiting certain of its Cloud and Managed Services offerings, as well as colocation revenue attached to certain customers in the Cloud and Managed Services business that we expect will not remain with QTS post transition (collectively “Non-Core” operations). The Company has worked to transition its Non-Core operations to its strategic partner, General Datatech, L.P. (“GDT”). The Company began the migration process in the first quarter of 2018 with approximately 180 customers identified whose services and support would be transitioned to GDT. As of September 30, 2018, the Company has substantially completed the migration of Non-Core services and customer contracts to GDT with strong success and ahead of schedule. QTS successfully migrated more than 85% of the approximately 180 customers. While the financial impact to QTS’ core business in 2018 is limited, due to better than expected customer retention, QTS now expects a potential core revenue contribution in 2019 from the migration of non-core services and customers of approximately $10+ million, which represents an increase from QTS’ expectation as of June 30, 2018 of $8+ million and QTS’ original stated assumption of $5+ million.

By the end of 2018, QTS expects both non-core revenue and expense will be fully removed from financial results. Execution on cost reduction has tracked in line with expectations and QTS expects to complete the elimination of all non-core expenses by the end of 2018. In addition, QTS anticipates any remaining restructuring expenses related to the strategic growth plan will be recognized during the fourth quarter of 2018.

Balance Sheet and Liquidity

As of September 30, 2018, the Company’s total debt balance net of cash and cash equivalents was approximately $1.2 billion, resulting in a net debt to annualized Consolidated Adjusted EBITDA of 5.3x. This ratio compares to the 4.7x net debt to annualized Consolidated Adjusted EBITDA reported in the second quarter of 2018, with the increase primarily a result of additional capital development spending in the third quarter of 2018 funded through the Company’s unsecured revolving credit facility.

As of September 30, 2018, the Company had total available liquidity of approximately $749 million which was comprised of $735 million of available capacity under the Company’s unsecured revolving credit facility and approximately $14 million of cash and cash equivalents.

2018 Core Guidance

References to QTS’ “Core” business refers to the Company’s business expected to be retained following the completion of the previously announced strategic growth plan, as described above. The Company is reaffirming its 2018 guidance, as outlined below.

	2018 (1)
($ in millions except per share amounts)	Low	High
Core Revenue	$408	$422
Core Adjusted EBITDA	$218	$228
Core Operating FFO per fully diluted share	$2.55	$2.65
Capital Expenditures (2)	$425	$475

(1)	Guidance for the year ended December 31, 2018 excludes results from the Non-Core business unit.
(2)	Reflects cash capital expenditures and excludes expenditures from acquisitions.

3 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

The Company is reaffirming its Core Adjusted EBITDA guidance range for 2018 of $218 million to $228 million and its Core OFFO per share guidance range for 2018 of $2.55 per share to $2.65 per share. The Company expects Core Revenue to be at the high end of the provided range due primarily to higher than anticipated utility recovery revenue which passes through directly to higher operating costs. As the visibility and confidence in lease expirations through the end of the year remains strong, the Company is reaffirming its previously announced annual rental churn guidance for the Core business of 3% to 5%. The Company is also reaffirming its previously announced cash capital expenditure guidance range for 2018 of $425 million to $475 million, excluding capital expenditures for acquisitions.

QTS does not provide reconciliations for the non-GAAP financial measures included in its guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for restructuring costs, transaction costs, lease exit costs, asset impairments and loss on disposals and other charges as those amounts are subject to significant variability based on future transactions that are not yet known, the amount of which, based on historical experience, could be significant.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.

Conference Call Details

The Company will host a conference call and webcast on October 30, 2018, at 8:30 a.m. Eastern time (7:30 a.m. Central time) to discuss its financial results, current business trends and market conditions.

The dial-in number for the conference call is (877) 883-0383 (U.S.) or (412) 902-6506 (International). The participant entry number is 7471397# and callers are asked to dial in ten minutes prior to start time. A link to the live broadcast and the replay will be available on the Company’s website  (www.qtsdatacenters.com) under the Investors tab.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of secure, compliant data center solutions, hybrid cloud and fully managed services. QTS’ integrated technology service platform of hyperscale and hybrid colocation provides flexible, scalable, secure IT solutions for web and IT applications. QTS’ Critical Facilities Management (CFM) provides increased efficiency and greater performance for third-party data center owners and operators. QTS owns, operates or manages 26 data centers and supports more than 1,000 Core customers primarily in North America.

QTS Investor Relations Contact

Stephen Douglas – Vice President – Investor Relations and Strategic Planning

Jeff Berson – Chief Financial Officer

William Schafer – Executive Vice President – Finance and Accounting

ir@qtsdatacenters.com

4 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the Company’s capital resources, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You also can identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; the Company’s ability to successfully execute its strategic growth plan and realize its expected benefits; risks related to the Company’s international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; and changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other periodic reports the Company files with the Securities and Exchange Commission.

5 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Consolidated Balance Sheets

(unaudited and in thousands except shares data)

	September 30,	December 31,
	2018 (1)	2017 (1)
ASSETS
Real Estate Assets
Land	$105,541	$88,216
Buildings, improvements and equipment	1,882,610	1,701,287
Less: Accumulated depreciation	(451,649)	(394,823)
	1,536,502	1,394,680
Construction in progress (2)	731,660	567,819
Real Estate Assets, net	2,268,162	1,962,499
Cash and cash equivalents	13,879	8,243
Rents and other receivables, net	51,719	47,046
Acquired intangibles, net	96,622	109,451
Deferred costs, net (3) (4)	42,735	41,545
Prepaid expenses	7,223	6,163
Goodwill	173,843	173,843
Other assets, net (5)	64,675	66,266
TOTAL ASSETS	$2,718,858	$2,415,056

LIABILITIES
Unsecured credit facility, net (4)	$776,052	$825,186
Senior notes, net of debt issuance costs (4)	394,595	394,178
Capital lease, lease financing obligations and mortgage notes payable	6,180	10,565
Accounts payable and accrued liabilities	122,292	113,430
Dividends and distributions payable	30,782	22,222
Advance rents, security deposits and other liabilities	29,001	28,903
Deferred income taxes	1,212	4,611
Deferred income	31,517	25,305
TOTAL LIABILITIES	1,391,631	1,424,400

EQUITY
7.125% Series A cumulative redeemable perpetual preferred stock: $0.01 par value (liquidation preference $25.00 per share), 4,600,000 shares authorized, 4,280,000 shares issued and outstanding as of September 30, 2018; zero shares authorized, issued and outstanding as of December 31, 2017 (6)	103,212	—
6.50% Series B cumulative convertible perpetual preferred stock: $0.01 par value (liquidation preference $100.00 per share), 3,162,500 shares authorized, issued and outstanding as of September 30, 2018; zero shares authorized, issued and outstanding as of December 31, 2017 (7)	304,265	—
Common stock: $0.01 par value, 450,133,000 shares authorized, 51,124,091 and 50,701,795 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	511	507
Additional paid-in capital	1,059,914	1,049,176
Accumulated other comprehensive income	10,103	1,283
Accumulated dividends in excess of earnings	(257,019)	(173,552)
Total stockholders’ equity	1,220,986	877,414
Noncontrolling interests	106,241	113,242
TOTAL EQUITY	1,327,227	990,656
TOTAL LIABILITIES AND EQUITY	$2,718,858	$2,415,056

(1)

The balance sheet at September 30, 2018 and December 31, 2017, has been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

(2)

As of September 30, 2018,  construction in progress included $125.3 million related to land acquisitions whereby the initiation of development activities has begun to prepare the property for its intended use.

(3)

As of September 30, 2018 and December 31, 2017, deferred costs, net included $6.4 million and $7.9 million of deferred financing costs net of amortization, respectively, and $36.4 million and $33.7 million of deferred leasing costs net of amortization, respectively.

(4)

Debt issuance costs, net related to the Senior Notes and term loan portion of the Company’s unsecured credit facility aggregating $10.4 million and $11.6 million at September 30, 2018 and December 31, 2017, respectively, have been netted against the related debt liability line items for both periods presented.

(5)

As of September 30, 2018 and December 31, 2017, other assets, net included $48.9 million and $57.4 million of corporate fixed assets, respectively, primarily relating to construction of corporate offices, leasehold improvements and product related assets.

(6)	As of September 30, 2018, the total liquidation preference of the Series A Preferred Stock was $107.0 million, calculated as $25.00 liquidation preference per share times 4,280,000 shares outstanding.
(7)

As of September 30, 2018, the total liquidation preference of the Series B Preferred Stock was $316.3 million, calculated as $100.00 liquidation preference per share times 3,162,500 shares outstanding.

6 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Consolidated Statements of Operations

(unaudited and in thousands except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenues:
Rental	$91,733	$89,232	$85,831	$266,678	$245,741
Recoveries from customers	11,800	10,444	9,698	33,757	26,833
Cloud and managed services	7,537	10,974	16,224	31,692	50,045
Other (1)	1,143	1,627	2,014	6,060	4,980
Total revenues	112,213	112,277	113,767	338,187	327,599
Operating expenses:
Property operating costs	38,217	36,558	39,743	112,515	112,010
Real estate taxes and insurance	3,088	2,903	3,116	8,896	9,209
Depreciation and amortization	37,900	37,820	35,309	111,633	103,784
General and administrative (2)	19,922	21,031	21,652	63,187	66,411
Transaction, integration and impairment costs	901	653	1,114	2,474	1,611
Restructuring (3)	13,737	11,430	—	33,697	—
Total operating expenses	113,765	110,395	100,934	332,402	293,025

Operating income (loss)	(1,552)	1,882	12,833	5,785	34,574

Other income and expense:
Interest income	66	25	65	92	66
Interest expense	(6,386)	(8,203)	(7,958)	(22,699)	(22,474)
Income (loss) before taxes	(7,872)	(6,296)	4,940	(16,822)	12,166
Tax benefit (expense) of taxable REIT subsidiaries (4)	980	(137)	2,454	3,245	5,404
Net income (loss)	(6,892)	(6,433)	7,394	(13,577)	17,570
Net (income) loss attributable to noncontrolling interests (5)	1,610	1,002	(887)	2,641	(2,146)
Net income (loss) attributable to QTS Realty Trust, Inc.	$(5,282)	$(5,431)	$6,507	$(10,936)	$15,424
Preferred stock dividends	(7,045)	(2,248)	—	(9,621)	—
Net income (loss) attributable to common stockholders	$(12,327)	$(7,679)	$6,507	$(20,557)	$15,424

Net income (loss) per share attributable to common shares:
Basic (6)	$(0.25)	$(0.16)	$0.13	$(0.42)	$0.31
Diluted (6)	(0.25)	(0.16)	0.13	(0.42)	0.31

(1)

Other revenue – Includes straight line rent, sales of scrap metals and other unused materials and various other revenue items. Straight line rent was $1.2 million, $1.4 million and $1.4 million for the three months ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively. Straight line rent was $5.3 million and $3.8 million for the nine months ended September 30, 2018 and 2017, respectively.

(2)

General and administrative expenses – Includes personnel costs, sales and marketing costs, professional fees, travel costs, product investment costs and other corporate general and administrative expenses. General and administrative expenses were 17.8%,  18.7%, and 19.0% of total revenues for the three months ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively. General and administrative expenses were 18.7% and 20.3% of total revenues for the nine months ended September 30, 2018 and 2017, respectively.

(3)

Restructuring Costs – The Company incurred $13.7 million of restructuring expenses for the three months ended September 30, 2018 associated with its strategic growth plan, of which $11.5 million related to product and other expenses, $1.5 million related to severance expenses, and $0.7 million related to equity-based compensation and professional fees. The Company incurred $33.7 million of restructuring expenses for the nine months ended September 30, 2018 associated with its strategic growth plan, of which $19.1 million related to product and other expenses, $7.8 million related to equity-based compensation and professional fees, and $6.8 million related to severance expenses.

(4)

Tax benefit (expense) of taxable REIT subsidiaries – The Company’s non-cash deferred tax benefit, in both the current year and the prior year, relate to recorded operating losses which include certain restructuring, transaction and integration costs.

(5)

Noncontrolling interest – The weighted average noncontrolling ownership interest of QualityTech,  LP was 11.5%,  11.5% and 11.9% for the three months ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively, and 11.5% and 12.2% for the nine months ended September 30, 2018 and 2017, respectively.

(6)	Basic and diluted net income (loss) per share were calculated using the two-class method.

7 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Consolidated Statements of Comprehensive Income

(unaudited and in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income (loss)	$(6,892)	$(6,433)	$7,394	$(13,577)	$17,570
Other comprehensive income (loss):
Increase (decrease) in fair value of interest rate swaps	1,429	2,563	(286)	9,974	(1,785)
Reclassification of other comprehensive income to interest expense	(83)	91	—	410	—
Comprehensive income (loss)	(5,546)	(3,779)	7,108	(3,193)	15,785
Comprehensive (income) loss attributable to noncontrolling interests	639	431	(850)	368	(1,926)
Comprehensive income (loss) attributable to QTS Realty Trust, Inc.	$(4,907)	$(3,348)	$6,258	$(2,825)	$13,859

8 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Reconciliations of Net Income to FFO, Operating FFO, Adjusted Operating FFO, Core FFO, Core Operating FFO and Adjusted Core Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of property, real estate-related depreciation and amortization and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its core operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating FFO. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent other REITs calculate Operating FFO on a comparable basis, between REITs.

Operating FFO and Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) are non-GAAP measures that are used as supplemental operating measures and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs and bond discount, non-real estate depreciation, straight line rent adjustments, deferred taxes and non-cash compensation.

The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

Core Operating FFO and Adjusted Core Operating FFO represent Operating FFO and Adjusted Operating FFO of the Company’s Core business, respectively, and are used as supplemental performance measures because they reflect results of the portion of the business the Company expects to retain following completion of the strategic growth plan.

9 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

A reconciliation of net income (loss) to FFO, Operating FFO and Adjusted Operating FFO on a Core and Non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total	Core	Non-Core	Total
FFO
Net income (loss)	$7,576	$(14,468)	$(6,892)	$5,397	$(11,830)	$(6,433)	$3,790	$3,604	$7,394
Real estate depreciation and amortization	34,023	556	34,579	33,093	750	33,843	30,385	852	31,237
FFO	41,599	(13,912)	27,687	38,490	(11,080)	27,410	34,175	4,456	38,631
Preferred stock dividends	(7,045)	—	(7,045)	(2,248)	—	(2,248)	—	—	—
FFO available to common shareholders & OP unit holders	34,554	(13,912)	20,642	36,242	(11,080)	25,162	34,175	4,456	38,631

Restructuring costs	—	13,737	13,737	—	11,430	11,430	—	—	—
Transaction, integration and impairment costs	901	—	901	653	—	653	1,114	—	1,114
Tax benefit associated with restructuring, transaction and integration costs	—	(571)	(571)	—	(41)	(41)	—	—	—
Operating FFO available to common shareholders & OP unit holders*	35,455	(746)	34,709	36,895	309	37,204	35,289	4,456	39,745

Maintenance Capex	(1,660)	—	(1,660)	(2,612)	—	(2,612)	(2,194)	—	(2,194)
Leasing commissions paid	(5,212)	(249)	(5,461)	(7,600)	(71)	(7,671)	(1,726)	(3,866)	(5,592)
Amortization of deferred financing costs and bond discount	959	—	959	961	—	961	992	—	992
Non real estate depreciation and amortization	2,670	650	3,320	2,140	1,836	3,976	1,914	2,158	4,072
Straight line rent revenue and expense and other	(1,013)	(54)	(1,067)	(1,300)	67	(1,233)	(695)	(454)	(1,149)
Tax expense (benefit) from operating results	(409)	—	(409)	178	—	178	(2,454)	—	(2,454)
Equity-based compensation expense	3,961	—	3,961	3,999	—	3,999	3,245	448	3,693
Adjusted Operating FFO available to common shareholders & OP unit holders*	$34,751	$(399)	$34,352	$32,661	$2,141	$34,802	$34,371	$2,742	$37,113

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total
FFO
Net income (loss)	$18,056	$(31,633)	$(13,577)	$6,398	$11,172	$17,570
Real estate depreciation and amortization	98,308	2,171	100,479	88,512	2,504	91,016
FFO	116,364	(29,462)	86,902	94,910	13,676	108,586
Preferred stock dividends	(9,621)	—	(9,621)	—	—	—
FFO available to common shareholders & OP unit holders	106,743	(29,462)	77,281	94,910	13,676	108,586

Restructuring costs	—	33,697	33,697	—	—	—
Transaction, integration and impairment costs	2,474	—	2,474	1,611	—	1,611
Tax benefit associated with restructuring, transaction and integration costs	—	(2,247)	(2,247)	—	—	—
Operating FFO available to common shareholders & OP unit holders*	109,217	1,988	111,205	96,521	13,676	110,197

Maintenance Capex	(5,202)	—	(5,202)	(4,161)	—	(4,161)
Leasing commissions paid	(18,651)	(391)	(19,042)	(8,892)	(4,924)	(13,816)
Amortization of deferred financing costs and bond discount	2,882	—	2,882	2,943	—	2,943
Non real estate depreciation and amortization	6,958	4,195	11,153	6,064	6,704	12,768
Straight line rent revenue and expense and other	(4,822)	4	(4,818)	(2,388)	(525)	(2,913)
Tax expense (benefit) from operating results	(998)	—	(998)	(5,776)	372	(5,404)
Equity-based compensation expense	11,441	—	11,441	9,258	1,249	10,507
Adjusted Operating FFO available to common shareholders & OP unit holders*	$100,825	$5,796	$106,621	$93,569	$16,552	$110,121

*

The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

10 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Reconciliations of Net Income to EBITDAre and Adjusted EBITDA

The Company considers earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciated property, income tax expense (or benefit), interest expense, depreciation and amortization, impairments of depreciated property and unconsolidated partnerships and joint ventures, and similar adjustments for unconsolidated partnerships and joint ventures. The Company’s management uses EBITDAre as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures the performance of the Company’s operations by removing the impact of capital structure (primarily interest expense) and asset base charges (primarily depreciation and amortization) from its operating results.

Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of EBITDAre, which the Company refers to as Adjusted EBITDA. The Company generally calculates Adjusted EBITDA excluding certain non-routine charges, write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, and transaction and integration costs, in addition to non-cash recurring costs such as equity-based compensation. The Company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent other REITs calculate Adjusted EBITDA on a comparable basis, between REITs.

Management uses EBITDAre and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDAre or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDAre and Adjusted EBITDA may not be comparable to others. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

A reconciliation of net income (loss) to EBITDAre and Adjusted EBITDA on a Core and Non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total	Core	Non-Core	Total
EBITDAre and Adjusted EBITDA
Net income (loss)	$7,576	$(14,468)	$(6,892)	$5,397	$(11,830)	$(6,433)	$3,790	$3,604	$7,394
Interest income	(66)	—	(66)	(25)	—	(25)	(65)	—	(65)
Interest expense	6,384	2	6,386	8,199	4	8,203	7,946	12	7,958
Tax expense (benefit) of taxable REIT subsidiaries	(409)	(571)	(980)	178	(41)	137	(2,454)	—	(2,454)
Depreciation and amortization	36,693	1,206	37,899	35,233	2,586	37,819	32,299	3,010	35,309
Loss on disposition of depreciated property and impairment write-downs of depreciated property	—	7,409	7,409	—	3,122	3,122	—	—	—
EBITDAre	$50,178	$(6,422)	$43,756	$48,982	$(6,159)	$42,823	$41,516	$6,626	$48,142

Equity-based compensation expense	3,961	—	3,961	3,999	—	3,999	3,245	448	3,693
Restructuring costs	—	6,328	6,328	—	8,308	8,308	—	—	—
Transaction, integration and impairment costs	901	—	901	653	—	653	1,114	—	1,114
Adjusted EBITDA	$55,040	$(94)	$54,946	$53,634	$2,149	$55,783	$45,875	$7,074	$52,949

11 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total
EBITDAre and Adjusted EBITDA
Net income (loss)	$18,056	$(31,633)	$(13,577)	$6,398	$11,172	$17,570
Interest income	(92)	—	(92)	(66)	—	(66)
Interest expense	22,686	13	22,699	22,448	26	22,474
Tax expense (benefit) of taxable REIT subsidiaries	(998)	(2,247)	(3,245)	(5,776)	372	(5,404)
Depreciation and amortization	105,266	6,366	111,632	94,576	9,208	103,784
Loss on disposition of depreciated property and impairment write-downs of depreciated property	—	14,548	14,548	—	—	—
EBITDAre	$144,918	$(12,953)	$131,965	$117,580	$20,778	$138,358

Equity-based compensation expense	11,441	—	11,441	9,258	1,249	10,507
Restructuring costs	—	19,149	19,149	—	—	—
Transaction, integration and impairment costs	2,474	—	2,474	1,611	—	1,611
Adjusted EBITDA	$158,833	$6,196	$165,029	$128,449	$22,027	$150,476

12 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Reconciliations of Net Income to Net Operating Income (NOI) and Core NOI

The Company calculates net operating income (“NOI”) as net income (loss) (computed in accordance with GAAP), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, gain (loss) on extinguishment of debt, transaction and integration costs, gain (loss) on sale of real estate, restructuring costs and general and administrative expenses. Management uses NOI as a supplemental performance measure because it provides a useful measure of the operating results from its customer leases. In addition, management believes it is useful to investors in evaluating and comparing the operating performance of its properties and to compute the fair value of its properties. The Company’s NOI may not be comparable to other REITs’ NOI as other REITs may not calculate NOI in the same manner. NOI should be considered only as a supplement to net income (loss) as a measure of the Company’s performance and should not be used as a measure of results of operations or liquidity or as an indication of funds available to meet cash needs, including the ability to make distributions to stockholders. NOI is a measure of the operating performance of the Company’s properties and not of the Company’s performance as a whole. Core NOI represents NOI of the Company’s Core business and is used as a supplemental performance measure because it reflects results of the portion of the business the Company expects to retain following completion of the strategic growth plan. NOI and Core NOI are therefore not substitutes for net income (loss) as computed in accordance with GAAP.

A reconciliation of net income (loss) to NOI and Core NOI is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total	Core	Non-Core	Total
Net Operating Income (NOI)
Net income (loss)	$7,576	$(14,468)	$(6,892)	$5,397	$(11,830)	$(6,433)	$3,790	$3,604	$7,394
Interest income	(66)	—	(66)	(25)	—	(25)	(65)	—	(65)
Interest expense	6,384	2	6,386	8,199	4	8,203	7,946	12	7,958
Depreciation and amortization	36,693	1,206	37,899	35,233	2,586	37,819	32,299	3,010	35,309
Tax expense (benefit) of taxable REIT subsidiaries	(409)	(571)	(980)	178	(41)	137	(2,454)	—	(2,454)
Transaction, integration and impairment costs	901	—	901	653	—	653	1,114	—	1,114
General and administrative expenses	17,732	2,191	19,923	18,004	3,028	21,032	16,076	5,576	21,652
Restructuring	—	13,737	13,737	—	11,430	11,430	—	—	—
NOI (1)	$68,811	$2,097	$70,908	$67,639	$5,177	$72,816	$58,706	$12,202	$70,908

(1)

Includes facility level G&A expense allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges, with respect to Core operations, aggregated to $4.6 million, $4.6 million and $4.1 million for the three months ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively.

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total
Net Operating Income (NOI)
Net income (loss)	$18,056	$(31,633)	$(13,577)	$6,398	$11,172	$17,570
Interest income	(92)	—	(92)	(66)	—	(66)
Interest expense	22,686	13	22,699	22,448	26	22,474
Depreciation and amortization	105,266	6,366	111,632	94,576	9,208	103,784
Tax expense (benefit) of taxable REIT subsidiaries	(998)	(2,247)	(3,245)	(5,776)	372	(5,404)
Transaction, integration and impairment costs	2,474	—	2,474	1,611	—	1,611
General and administrative expenses	53,850	9,338	63,188	50,978	15,433	66,411
Restructuring	—	33,697	33,697	—	—	—
NOI (1)	$201,242	$15,534	$216,776	$170,169	$36,211	$206,380

(1)

Includes facility level G&A expense allocation charges of 4% of cash revenue for all facilities, with the exception of the leased facilities acquired in 2015, which include G&A expense allocation charges of 10% of cash revenue.  These allocated charges, with respect to Core operations, aggregated to $13.4 million and $11.7 million for the nine months ended September 30, 2018 and 2017, respectively.

13 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Reconciliations of Total Revenues to Recognized MRR in the period, MRR at period end, Core Recognized MRR in the period and Core MRR at period end

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its rental and cloud and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR does not include the impact from booked-not-billed leases as of a particular date, unless otherwise specifically noted.

Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its rental and cloud and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.

Management uses MRR, recognized MRR and Core MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases and customer leases attributable to the Company’s Core business. MRR, recognized MRR and Core MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR, recognized MRR or Core MRR in the same manner. Accordingly, the Company’s MRR, recognized MRR and Core MRR may not be comparable to other companies’ MRR, recognized MRR and Core MRR. MRR, recognized MRR and Core MRR should be considered only as supplements to total revenues as a measure of its performance. MRR, recognized MRR and Core MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.

A reconciliation of total revenues to recognized MRR in the period and MRR and Core MRR at period-end on a Core and Non-Core basis is presented below (unaudited and in thousands):

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total	Core	Non-Core	Total
Recognized MRR in the period
Total period revenues	$107,513	$4,700	$112,213	$102,549	$9,728	$112,277	$94,159	$19,608	$113,767
Less: Total period recoveries	(11,800)	—	(11,800)	(10,444)	—	(10,444)	(9,690)	(8)	(9,698)
Total period deferred setup fees	(3,174)	(101)	(3,275)	(3,073)	(130)	(3,203)	(2,424)	(235)	(2,659)
Total period straight line rent and other	(1,701)	(2,171)	(3,872)	(2,022)	(2,304)	(4,326)	(5,222)	(1,760)	(6,982)
Recognized MRR in the period	90,838	2,428	93,266	87,010	7,294	94,304	76,823	17,605	94,428

MRR at period end
Total period revenues	$107,513	$4,700	$112,213	$102,549	$9,728	$112,277	$94,159	$19,608	$113,767
Less: Total revenues excluding last month	(71,443)	(4,416)	(75,859)	(67,701)	(6,861)	(74,562)	(63,840)	(13,072)	(76,912)
Total revenues for last month of period	36,070	284	36,354	34,848	2,867	37,715	30,319	6,536	36,855
Less: Last month recoveries	(3,896)	—	(3,896)	(3,597)	—	(3,597)	(2,626)	(5)	(2,631)
Last month deferred setup fees	(1,095)	—	(1,095)	(984)	(99)	(1,083)	(736)	(157)	(893)
Last month straight line rent and other	(979)	356	(623)	(745)	(1,139)	(1,884)	(366)	(1,338)	(1,704)
MRR at period end	$30,100	$640	$30,740	$29,522	$1,629	$31,151	$26,591	$5,036	$31,627

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Core	Non-Core	Total	Core	Non-Core	Total
Recognized MRR in the period
Total period revenues	$310,452	$27,735	$338,187	$269,775	$57,824	$327,599
Less: Total period recoveries	(33,757)	—	(33,757)	(26,744)	(89)	(26,833)
Total period deferred setup fees	(9,135)	(236)	(9,371)	(7,012)	(699)	(7,711)
Total period straight line rent and other	(7,622)	(5,027)	(12,649)	(9,807)	(3,599)	(13,406)
Recognized MRR in the period	259,938	22,472	282,410	226,212	53,437	279,649

MRR at period end
Total period revenues	$310,452	$27,735	$338,187	$269,775	$57,824	$327,599
Less: Total revenues excluding last month	(274,382)	(27,451)	(301,833)	(239,456)	(51,288)	(290,744)
Total revenues for last month of period	36,070	284	36,354	30,319	6,536	36,855
Less: Last month recoveries	(3,896)	—	(3,896)	(2,626)	(5)	(2,631)
Last month deferred setup fees	(1,095)	—	(1,095)	(736)	(157)	(893)
Last month straight line rent and other	(979)	356	(623)	(366)	(1,338)	(1,704)
MRR at period end	$30,100	$640	$30,740	$26,591	$5,036	$31,627

14 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Non-Core Reconciliations

In conjunction with its strategic growth plan announced in the prior quarter, QTS is realigning its product offerings around Hyperscale and Hybrid Colocation, while exiting certain of its Cloud and Managed Services offerings, as well as colocation revenue attached to certain customers in the Cloud and Managed Services business that we expect will not remain with QTS post transition (collectively “Non-Core” operations). QTS has realigned information included in this release to focus its guidance and key performance metrics around its Core business, which primarily consists of its Hyperscale and Hybrid Colocation businesses, along with technology and services from its Cloud and Managed Services business that support Hyperscale and Hybrid Colocation customers, which together will be the Company’s primary business following the completion of the strategic growth plan.

The table below includes certain non-GAAP financial measures, separated on a Core / Non-Core basis, which management believes is helpful to understanding the financial results of the Company’s Core business.

In order to bifurcate revenues and costs the Company utilized the following methodology: For managed service revenue, QTS identified the specific products that it expects to divest of in 2018, and allocated their specific revenue to Non-Core operations. For customers that had Non-Core managed service revenue and also had colocation revenue, the Company performed an analysis on a customer-by-customer basis to determine the portion of colocation revenue considered to be Non-Core.

For operating costs, the Company identified costs such as rent expense, software licenses, communications expenses and repairs and maintenance costs associated with servicing the aforementioned Non-Core revenue and classified those costs as Non-Core.

For general and administrative costs, certain personnel costs, including severance benefits and equity-based compensation, that were associated with personnel impacted by the strategic growth plan have been reclassified in the first quarter of 2018 to restructuring costs. For current and prior periods Non-Core personnel costs associated with wages and salaries were not reclassified to restructuring cost but are shown in their respective line items as Non-Core. QTS identified the software costs, communications expense and other similar general and administrative costs that are utilized to support the aforementioned revenue and reclassified those costs to Non-Core accordingly.

For depreciation costs, the Company identified the equipment that services the impacted customers, which QTS expects to dispose of in the transaction, and reclassified the associated depreciation costs to Non-Core. Write-offs of capitalized equipment or other capitalized costs that QTS has abandoned have been reclassified to restructuring costs.

15 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com

Below is selected financial data depicting Core and Non-Core reconciliations (unaudited and in thousands):

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
Selected Income Statement Data	Core	Non-Core	Total	Core	Non-Core	Total	Core	Non-Core	Total
Total Revenues	$107,513	$4,700	$112,213	$102,549	$9,728	$112,277	$94,159	$19,608	$113,767
Less: Operating costs (1)	38,702	2,603	41,305	34,910	4,551	39,461	35,453	7,406	42,859
Net operating income	68,811	2,097	70,908	67,639	5,177	72,816	58,706	12,202	70,908

Less: General & administrative expenses (excluding equity-based compensation expense)	13,771	2,191	15,962	14,005	3,028	17,033	12,831	5,128	17,959
Adjusted EBITDA	55,040	(94)	54,946	53,634	2,149	55,783	45,875	7,074	52,949

Less:
Equity-based compensation expense	3,961	—	3,961	3,999	—	3,999	3,245	448	3,693
Interest income	(66)	—	(66)	(25)	—	(25)	(65)	—	(65)
Interest expense	6,384	2	6,386	8,199	4	8,203	7,946	12	7,958
Tax expense (benefit) from operating results	(409)	—	(409)	178	—	178	(2,454)	—	(2,454)
Non real estate depreciation and amortization	2,670	650	3,320	2,140	1,836	3,976	1,914	2,158	4,072
Preferred stock dividends	7,045	—	7,045	2,248	—	2,248	—	—	—
Operating FFO available to common shareholders & OP unit holders	35,455	(746)	34,709	36,895	309	37,204	35,289	4,456	39,745

OFFO per share	0.61	(0.01)	0.60	0.64	0.01	0.64	0.62	0.08	0.70
Fully diluted weighted average shares outstanding	58,251	58,251	58,251	58,080	58,080	58,080	56,833	56,833	56,833

Adjustments:
Transaction, integration and impairment costs	(901)	—	(901)	(653)	—	(653)	(1,114)	—	(1,114)
Restructuring costs	—	(13,737)	(13,737)	—	(11,430)	(11,430)	—	—	—
Tax benefit associated with restructuring, transaction and integration costs	—	571	571	—	41	41	—	—	—
Real estate depreciation and amortization	(34,023)	(556)	(34,579)	(33,093)	(750)	(33,843)	(30,385)	(852)	(31,237)
Preferred stock dividends	7,045	—	7,045	2,248	—	2,248	—	—	—
Net income (loss)	$7,576	$(14,468)	$(6,892)	$5,397	$(11,830)	$(6,433)	$3,790	$3,604	$7,394

(1)	Consists of property operating costs as well as real estate taxes and insurance.

	Nine Months Ended			Nine Months Ended
	September 30, 2018			September 30, 2017
Selected Income Statement Data	Core	Non-Core	Total	Core	Non-Core	Total
Total Revenues	$310,452	$27,735	$338,187	$269,775	$57,824	$327,599
Less: Operating costs (1)	109,210	12,201	121,411	99,606	21,613	121,219
Net operating income	201,242	15,534	216,776	170,169	36,211	206,380

Less: General & administrative expenses (excluding equity-based compensation expense)	42,409	9,338	51,747	41,720	14,184	55,904
Adjusted EBITDA	158,833	6,196	165,029	128,449	22,027	150,476

Less:
Equity-based compensation expense	11,441	—	11,441	9,258	1,249	10,507
Interest income	(92)	—	(92)	(66)	—	(66)
Interest expense	22,686	13	22,699	22,448	26	22,474
Tax expense (benefit) from operating results	(998)	—	(998)	(5,776)	372	(5,404)
Non real estate depreciation and amortization	6,958	4,195	11,153	6,064	6,704	12,768
Preferred stock dividends	9,621	—	9,621	—	—	—
Operating FFO available to common shareholders & OP unit holders	109,217	1,988	111,205	96,521	13,676	110,197

OFFO per share	1.88	0.03	1.91	1.72	0.24	1.96

Adjustments:
Transaction, integration and impairment costs	(2,474)	—	(2,474)	(1,611)	—	(1,611)
Restructuring costs	—	(33,697)	(33,697)	—	—	—
Tax benefit associated with restructuring, transaction and integration costs	—	2,247	2,247	—	—	—
Real estate depreciation and amortization	(98,308)	(2,171)	(100,479)	(88,512)	(2,504)	(91,016)
Preferred stock dividends	9,621	—	9,621	—	—	—
Net income (loss)	$18,056	$(31,633)	$(13,577)	$6,398	$11,172	$17,570

(1)	Consists of property operating costs as well as real estate taxes and insurance.

16 QTS Q3 Earnings 2018	Contact: IR@qtsdatacenters.com